CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: 1/28/09                         /s/ Donald F. Crumrine
                                      ------------------------------------------
                                      Donald F. Crumrine, Director, Chairman of
                                      the Board and Chief Executive Officer
                                      (principal executive officer)

I, R. Eric Chadwick, Chief Financial Officer, Treasurer, and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: 1/28/09                         /s/ R. Eric Chadwick
                                      ------------------------------------------
                                      R. Eric Chadwick, Chief Financial Officer,
                                      Treasurer, and Vice President
                                      (principal financial officer)